Exhibit 15.1

[PWC LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-254844) of Olink Holding AB (publ) of our report dated March 17, 2022 relating to the financial statements of Olink Holding AB (publ) and our report dated December 11, 2020 relating to the financial statements of Olink Proteomics Holding AB, which appear in the Annual Report on Form 20-F.

/s/ Öhrlings PricewaterhouseCoopers AB

Stockholm, Sweden
March 17, 2022